UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2021

RANPAK HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38348	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7990 Auburn Road Concord Township, OH	44077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 440-354-4445

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PACK	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2021, Ranpak Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Robert W. Baird & Co. Incorporated, as representatives of the serveral underwriters (the “Underwriters”) named in Schedule I thereto, in connection with the issuance and sale by the Company of 4,500,000 shares and the sale by certain selling security holders of the Company of 500,000 shares of the Company’s Class A common stock at a public offering price of $21.00 per share, less underwriting discounts. The shares of Class A common stock were offered to the public pursuant to an effective shelf registration statement on Form S-3, as amended (Registration Nos. 333-249439 and 333-232105) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option (the “Option”) exercisable for 30 days to purchase up to an additional 750,000 shares of its Class A common stock at the public offering price, less underwriting discounts, to cover over-allotments, if any. The closing of the offering is expected to occur on June 1, 2021, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On May 27, 2021, the Underwriters exercised in full the Option (as defined under Item 1.01) for 750,000 shares of the Company’s Class A common stock. Subject to customary closing conditions, the Company expects to issue and deliver the shares on June 1, 2021.

The Company issued a press release announcing the exercise of the Over-Allotment Option, which is included in this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1**	Underwriting Agreement, dated May 26, 2021, between the Company and Goldman Sachs & Co. LLC and Robert W. Baird & Co. Incorporated, as representatives
99.1**	Press Release, dated May 27, 2021
104*	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

(*)	Furnished herewith
(**)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021

RANPAK HOLDINGS CORP.

By:	/s/ William Drew
	Name:	William Drew
	Title:	Chief Financial Officer

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